Exhibit 1.1

Execution Version

MOHAWK CAPITAL FINANCE S.A.,

as Issuer

MOHAWK INDUSTRIES, INC.

as Parent Guarantor

€500,000,000 1.750% Senior Notes due 2027

UNDERWRITING AGREEMENT

June 9, 2020

BNP Paribas

10 Harewood Avenue

London NW1 6AA

United Kingdom

J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

As representatives of the Underwriters

Ladies and Gentlemen:

Mohawk Capital Finance S.A., a société anonyme incorporated under the laws of Grand Duchy of Luxembourg, with a registered office at 10B, rue des Mérovingiens, L-8070 Bertrange, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register (R.C.S. Luxembourg) under number B217592 (the “Company”) and an indirect, wholly-owned subsidiary of Mohawk Industries, Inc., a Delaware corporation (the “Parent Guarantor”), proposes to issue and sell €500,000,000 aggregate principal amount of 1.750% Senior Notes due 2027 (the “Notes”), to be fully and unconditionally guaranteed by the Parent Guarantor (the “Guarantee” and, together with the Notes, the “Securities”) to the underwriter(s) (the “Underwriters”) named in Schedule 1 attached to this agreement (this “Agreement”) for whom BNP Paribas, J.P. Morgan Securities plc and Merrill Lynch International are acting as representatives (the “Representatives”). The

Securities will be issued pursuant to a Senior Indenture, dated as of September 11, 2017, among the Company, the Parent Guarantor and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a Fourth Supplemental Indenture to be dated as of the Delivery Date, among the Company, the Parent Guarantor, the Trustee, as Trustee, Registrar and Transfer Agent, and Elavon Financial Services DAC, as Paying Agent (the “London Paying Agent”) (as so supplemented, the “Indenture”). In connection with the issuance of the Securities, the Company and the Parent Guarantor will enter into a Paying Agency Agreement to be dated June 12, 2020 (the “Paying Agency Agreement”), among the Company, the Parent Guarantor, Elavon Financial Services DAC, as London Paying Agent, and the Trustee, as Trustee, Transfer Agent and Registrar.

The Securities will be issued in the form of a permanent global security (the

“Global Security”) and held by the common safekeeper (“CSK”) located outside the United States for Clearstream Banking S.A. (“Clearstream”), or Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”). The Global Security will be issued under the New Safekeeping Structure (“NSS”) and is intended to be held in a manner that would allow eligibility as collateral for Eurosystem intra-day credit and monetary policy operations. In connection with the issuance of the Securities, the Company will enter into an international central securities depositaries agreement (the “ICSD Agreement”) to be dated June 9, 2020, among the Company, Euroclear and Clearstream.

To the extent there are no additional Underwriters listed on Schedule 1 other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

1. Representations, Warranties and Agreements of the Company and the Parent Guarantor. The Company and the Parent Guarantor, jointly and severally, represent, warrant and agree that:

(a) An “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) relating to the Securities (File No. 333-238010), including any amendment thereto filed before the Applicable Time (as defined below), (i) has been prepared by the Company and the Parent Guarantor in conformity with the requirements of the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act not earlier than the date that is three years prior to the Delivery Date (as defined in Section 4); and (iii) is effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company and the Parent Guarantor to you as Representatives of the Underwriters. As used in this Agreement:

(i) “Applicable Time” means 4:05 P.M. (London time) on the date of this Agreement;

(ii) “Common Service Provider” means Elavon Financial Services DAC, the common service provider appointed by Euroclear/Clearstream.

(ii) “Effective Date” means any date as of which any part of such registration statement relating to the Securities became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations, “Rule 405”) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Securities, including those listed on Schedule 3 hereto;

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Securities included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Securities;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time and the pricing terms of the offering of the Securities and the terms and conditions of the Securities specified in a final term sheet prepared and filed pursuant to Section 5(a)(i) hereof;

(vi) “Prospectus” means the final prospectus relating to the Securities, including any prospectus supplement thereto relating to the Securities, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(vii) “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof (including for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement.

The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

(b) The Parent Guarantor has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Securities, including not having been an “ineligible issuer” (as defined in Rule 405) at any such time or date.

(c) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the Delivery Date to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(d) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriters specifically for inclusion therein, which information is specified in Section 8(e).

(e) The Prospectus will not, as of its date and on the Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(f) The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriters specifically for inclusion therein, which information is specified in Section 8(e).

(h) Neither the Company nor the Parent Guarantor has made (other than, if applicable, as listed on Schedule 3 hereto), and will not make (other than the final term sheet prepared and filed pursuant to Section 5(a)(i) hereof), any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior consent of the Representatives; the Company and the Parent Guarantor have complied and will comply with the requirements of Rule 433 of the Rules and Regulations (“Rule 433”) with respect to any such Issuer Free Writing Prospectus; any such Issuer Free Writing Prospectus will not, as of its issue date and through the time the Securities are delivered pursuant to Section 4 hereof, include any information that conflicts with the information contained in the Registration Statement and the Prospectus; and any such Issuer Free Writing Prospectus, when taken together with the information contained in the Registration Statement and the Prospectus, did not, when issued or filed pursuant to Rule 433, and does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) Each of the Company and the Parent Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in each of the most recent Preliminary Prospectus and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in such good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in Section 1(x) below); each subsidiary of the Parent Guarantor that would be required to be listed as a subsidiary of the Parent Guarantor pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act (each, a “Significant Subsidiary”), has been duly organized or formed, is validly existing and is in good standing under the laws of its jurisdiction of organization.

(j) The Parent Guarantor has an authorized capitalization as set forth in the most recent Preliminary Prospectus and the Prospectus, and all of the issued shares of capital stock of the Parent Guarantor have been duly authorized and validly issued and are fully paid and non-assessable; and all of the issued shares of capital stock, or other ownership interests, of each Significant Subsidiary of the Parent Guarantor have been duly and validly authorized and issued and, in the case of shares of capital stock, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(k) The Company and the Parent Guarantor have all requisite corporate power and authority to execute, deliver and perform their respective obligations under this Agreement, the Paying Agency Agreement and, in the case of the Company, the ICSD Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and the Parent Guarantor.

(l) The ICSD Agreement has been duly authorized and, when executed and delivered by the Company and by each of the other parties thereto, will constitute a valid and legally binding obligation of the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights and to general equity principles.

(m) The Notes have been duly authorized and, when issued and delivered by the Company, duly effectuated by the relevant CSK and paid for by the Underwriters pursuant to this Agreement and duly authenticated by the Trustee will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, and will be enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and similar laws relating to or affecting creditors’ rights and subject to general equity principles. The Guarantee has been duly authorized by the Parent Guarantor for issuance and sale pursuant to this Agreement and the Indenture and, at the Delivery Date, will have been duly executed by the Parent Guarantor and, when the Notes have been authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute a valid and binding obligation of the Parent Guarantor, enforceable in accordance with its terms, subject, in each case, as to enforcement, to bankruptcy, insolvency, reorganization and similar laws relating to or affecting creditors’ rights and to general equity principles, and will be entitled to the benefits of the Indenture. Each of the Indenture and the Paying Agency Agreement has been duly authorized by the Company and the Parent Guarantor and, assuming the due authorization, execution and delivery of the Indenture by the Trustee and the Paying Agent and of the Paying Agency Agreement by the London Paying Agent, the Transfer Agent, the Registrar and the Trustee, constitutes a valid and legally binding obligation of the Company and the Parent Guarantor, enforceable against the Company and the Parent Guarantor in accordance with its terms, subject, in each case, as to enforcement, to bankruptcy, insolvency, reorganization and similar laws relating to or affecting creditors’ rights and to general equity principles; the Indenture has been duly qualified under the

Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and complies as to form with the requirements of the Trust Indenture Act; and the Securities and the Indenture conform in all material respects to the descriptions thereof in each of the most recent Preliminary Prospectus and the Prospectus and will be in substantially the form previously delivered to you.

(n) The issue and sale of the Securities and the compliance by the Company and the Parent Guarantor with all of the provisions of the Securities and the ICSD Agreement, this Agreement, the Indenture and the Paying Agency Agreement, and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Parent Guarantor or its subsidiaries, including the Company, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Parent Guarantor or any of its subsidiaries, including the Company, is a party or by which the Parent Guarantor or any of its subsidiaries, including the Company, is bound or to which any of the property or assets of the Parent Guarantor or any of its subsidiaries, including the Company, is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Parent Guarantor or any of its subsidiaries, including the Company; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Parent Guarantor or any of its subsidiaries, including the Company, or any of their properties, except, in the cases of clauses (i) and (iii), such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(o) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body was or is required for the issue and sale of the Securities or the consummation of the transactions contemplated by this Agreement, the Indenture, the ICSD Agreement or the Paying Agency Agreement, except for the registration of the Securities under the Securities Act and the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as have already been obtained or as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and the approval of the Luxembourg Stock Exchange in connection with the listing of the Securities on such exchange.

(p) There are no contracts, agreements or understandings between the Company or the Parent Guarantor and any person granting such person the right to require the Company or the Parent Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or the Parent Guarantor owned or to be owned by such person or to require the Company or the Parent Guarantor to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company or the Parent Guarantor under the Securities Act.

(q) Neither the Company nor the Parent Guarantor has sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

(r) Except as described in each of the most recent Preliminary Prospectus and the Prospectus, neither the Parent Guarantor nor any of its subsidiaries, including the Company, has sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the capital stock (other than issuances of capital stock pursuant to the Parent Guarantor’s option or other incentive plans) or long-term debt of the Parent Guarantor or any of its subsidiaries, including the Company, any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Parent Guarantor and its subsidiaries taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s) The statements set forth in the most recent Preliminary Prospectus and the Prospectus (i) under the captions “Description of Notes” and “Description of Debt Securities,” insofar as they purport to constitute a summary of the terms of the Notes, (ii) under the captions “Non-U.S. Federal Income Tax Considerations” and “Material United States Federal Income Tax Considerations” and (iii) under the caption “Underwriting,” insofar as they purport to describe the provisions of the documents referred to therein, in each case fairly and accurately summarize in all material respects the matters referred to therein.

(t) The historical financial statements of the Parent Guarantor and its subsidiaries, together with related schedules and notes included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Parent Guarantor and its subsidiaries on the basis stated in the Registration Statement, the Prospectus and the Pricing Disclosure Package at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with accounting principles generally accepted in the United States consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Parent Guarantor. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(u) KPMG LLP, who have certified certain financial statements of the Parent Guarantor and its subsidiaries, whose report is included or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus and who have delivered the initial letter referred to in Section 7(g), are independent public accountants as required by the Securities Act and the Rules and Regulations and are an independent registered public accounting firm with the Public Company Accounting Oversight Board.

(v) The industry, statistical and market-related data included in the most recent Preliminary Prospectus and the Prospectus, to the Company’s and the Parent Guarantor’s knowledge, are true and accurate in all material respects and are based on or derived from sources that the Company and the Parent Guarantor believe to be reliable and accurate.

(w) Neither the Parent Guarantor nor any subsidiary, including the Company, is, and as of the Delivery Date and, after giving effect to the offer and sale of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, (i) an “investment company” or an entity “controlled” by an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(x) Except as described in each of the most recent Preliminary Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Parent Guarantor or any of its subsidiaries, including the Company, is a party or of which any property or assets of the Parent Guarantor or any of its subsidiaries, including the Company, is the subject which could reasonably be expected, individually or in the aggregate, to have a material adverse effect on (i) the current or future financial position, stockholders’ equity or results of operations of the Parent Guarantor and its subsidiaries, taken as a whole, (ii) the ability of the Company and the Parent Guarantor to issue the Securities or perform any of their other obligations under this Agreement, the Indenture and the Paying Agency Agreement or (iii) the validity of any of the transactions contemplated hereby or this Agreement, the Indenture or the Paying Agency Agreement (any of the events set forth under (i), (ii), or (iii), a “Material Adverse Effect”); and, to the knowledge of the Company and the Parent Guarantor, no such proceedings are threatened or contemplated by governmental authorities or others.

(y) There is no (i) significant unfair labor practice complaint, grievance or arbitration proceeding pending or threatened against the Parent Guarantor or any of its subsidiaries, including the Company, before the National Labor Relations Board or any state or local labor relations board, (ii) strike, labor dispute, slowdown or stoppage pending or threatened against the Parent Guarantor or any of its subsidiaries, including the Company, or (iii) union representation question existing with respect to the employees of the Parent Guarantor or any of its subsidiaries, including the Company, except in the case of clauses (i), (ii) and (iii) for such actions which, individually or in the aggregate, would not have a Material Adverse Effect; and to the best of the Company’s and the Parent Guarantor’s knowledge, no collective bargaining organizing activities are taking place with respect to the Parent Guarantor or any of its subsidiaries, including the Company.

(z) All material tax returns required to be filed by the Parent Guarantor and each of its subsidiaries, including the Company, in any jurisdiction have been filed, other than those filings being contested in good faith by appropriate proceedings and those filings for which an extension has been filed in compliance with applicable law and, in each case, for which adequate reserves have been provided, and all such returns were true, correct and complete in all material respects, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges required to be paid by the Parent Guarantor or any of its subsidiaries, including the Company, have been paid, other than those being contested in good faith by appropriate proceedings and for which adequate reserves have been provided.

(aa) Neither the Parent Guarantor, any of its Significant Subsidiaries nor the Company is in violation of its Certificate of Incorporation or By-laws or other governing documents, and neither the Parent Guarantor nor any of its subsidiaries, including the Company, (i) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, or (ii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having a jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (i) and (ii) to the extent any such conflict, breach, violation or default could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb) There is and has been no material failure on the part of the Parent Guarantor or any of the Parent Guarantor’s directors or officers, in that capacity, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(cc) Each of the Parent Guarantor and its subsidiaries, including the Company, has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an “Authorization”) of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, individually or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Parent Guarantor and its subsidiaries, including the Company, is in compliance with all the terms and conditions thereof and with the Rules and Regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Parent Guarantor or any of its subsidiaries, including the Company; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, individually or in the aggregate, have a Material Adverse Effect.

(dd) The Parent Guarantor and each of its subsidiaries, including the Company, own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will infringe, and have not received any notice of any claim of infringement with any such rights of others, except to the extent any such infringement could not reasonably be expected to have a Material Adverse Effect.

(ee) Neither the Parent Guarantor nor any of its subsidiaries, including the Company, has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) or any provisions of the Employee Retirement Income Security Act of 1974, as amended, except for such violations which, individually or in the aggregate, would not have a Material Adverse Effect.

(ff) In the ordinary course of business, the Parent Guarantor and its subsidiaries conduct periodic reviews of the effect of Environmental Laws on their assets and operations, and, on the basis of such reviews, the Parent Guarantor has concluded that there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

(gg) There is no claim, cause of action, investigation or notice by any person or entity alleging potential liability (including, without limitation, alleged or potential liability or investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of the Parent Guarantor or any of its subsidiaries, including the Company, arising out of, based on or resulting from (A) the presence or release into the environment of any Hazardous

Material (defined below) at any location, whether or not owned by the Parent Guarantor or any of its subsidiaries, including the Company, as the case may be, or (B) any violation or alleged violation of any Environmental Law, which, in either case, would, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (i) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl, and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other law relating to protection of human health or the environment or imposing liability or standards of conduct concerning any such chemical material, waste or substance.

(hh) The Parent Guarantor and each of its subsidiaries, including the Company, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Parent Guarantor nor any of its subsidiaries, including the Company, (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a Material Adverse Effect.

(ii) The Parent Guarantor and its subsidiaries, including the Company, have good and marketable title in fee simple to all real property and good title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in each of the most recent Preliminary Prospectus and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Parent Guarantor and its subsidiaries, including the Company, and would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Parent Guarantor and its subsidiaries, including the Company, are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Parent Guarantor and its subsidiaries, including the Company, and would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj) None of the Parent Guarantor, its subsidiaries, including the Company, and, to the knowledge of the Parent Guarantor or the Company, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Parent Guarantor or any of its subsidiaries, including the Company, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (v) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit including, without limitation, any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Parent Guarantor and its subsidiaries, including the Company, have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(kk) The operations of the Parent Guarantor and its subsidiaries, including the Company, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Parent Guarantor or any of its subsidiaries, including the Company, conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Parent Guarantor or any of its subsidiaries, including the Company, with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or the Parent Guarantor, threatened.

(ll) None of the Parent Guarantor, its subsidiaries, including the Company, and, to the knowledge of the Parent Guarantor or the Company, any director, officer, agent, employee or affiliate or other person associated with or acting on behalf of the Parent Guarantor or any of its subsidiaries, including the Company, is currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Parent Guarantor or any of its subsidiaries, including the Company, located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”), except as licensed by OFAC or otherwise consistent with U.S. law; and neither the Parent Guarantor nor the Company will directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriters, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Parent Guarantor and its subsidiaries, including the Company, have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country, except as licensed by OFAC or otherwise consistent with U.S. law.

(mm) Neither the Company nor the Parent Guarantor has distributed, and, prior to the later to occur of any Delivery Date and completion of the distribution of the Securities, neither the Company nor the Parent Guarantor will distribute, any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 5(a)(vii) and the final term sheet prepared and filed pursuant to Section 5(a)(i) hereof.

(nn) Prior to the date hereof, neither the Parent Guarantor nor any of its affiliates, including the Company, has taken any action that is designed to or which has constituted or that might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company or the Parent Guarantor in connection with the offering of the Securities.

(oo) The Securities will be pari passu with all existing and future unsecured unsubordinated indebtedness of the Company and the Parent Guarantor.

(pp) The Parent Guarantor and its subsidiaries, including the Company, maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Parent Guarantor in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Parent Guarantor’s management as appropriate to allow timely decisions regarding required disclosure. The Parent Guarantor and its subsidiaries, including the Company, have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(qq) The Parent Guarantor and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Parent Guarantor and its subsidiaries, including the Company, maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Parent Guarantor’s internal controls.

(rr) Neither the Parent Guarantor nor any of its subsidiaries, including the Company, is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(ss) Any certificate signed by any officer of the Company or the Parent Guarantor and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Parent Guarantor or the Company, as applicable, as to matters covered thereby, to each of the Underwriters.

(tt) Neither the Company nor the Parent Guarantor nor any of their respective subsidiaries or any of their respective properties or assets have any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Luxembourg.

(uu) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid by or on behalf of the Underwriters in Luxembourg or any political subdivision or taxing authority thereof in connection with the execution and delivery of the Securities, the Indenture, and the Paying Agency Agreement (together, the “Transaction Documents”) or the offer or sale of the Securities, except where the Transaction Documents are (i) voluntarily presented to the registration formalities or (ii) appended to a document that requires mandatory registration, a registration duty (droit d’enregistrement) will be due, the amount of which will depend on the nature of the document to be registered.

(vv) All payments to be made by the Company or the Parent Guarantor on or by virtue of the execution delivery, performance or enforcement of the Transaction Documents and all interest, principal, premium, if any, additional amounts, if any, and other payments under the Transaction Documents, under the current laws and regulations of the United States of America or Luxembourg, any political subdivision thereof or any applicable taxing jurisdiction (each, a “Taxing Jurisdiction”), will not be subject to withholding, duties, levies, deductions, charges or other taxes under the current laws and regulations of the Taxing Jurisdiction and are otherwise payable free and clear of any other withholding, duty, levy, deduction, charge or other tax in the Taxing Jurisdiction and without the necessity of obtaining any governmental authorization in the Taxing Jurisdiction, except for payments falling under the scope of the amended Luxembourg law dated 23 December 2005 introducing a withholding tax on certain payments made to Luxembourg resident individuals (the “Law of 23 December 2005”).

(ww) The Company and the Parent Guarantor have the power to submit, and pursuant to Section 22 of this Agreement and Section 13.10(c) of the Indenture have legally, validly, effectively and irrevocably submitted, to the jurisdiction of any U.S. federal or New York state court located in The City of New York; and have the power to designate, appoint and empower, and pursuant to Section 22 of this Agreement and Section 13.3 of the Indenture, have legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement or the Indenture, as applicable, in any U.S. federal or New York state court located in The City of New York.

(xx) It is not necessary under the laws of Luxembourg (i) to enable any holder of Notes to enforce their respective rights under the Indenture, the Notes or the Guarantee, provided that they are not otherwise engaged in business in Luxembourg, or (ii) solely by reason of the execution, delivery or consummation of this Agreement, the Indenture or the offering or sale of the Securities, for any holder of Notes or the Parent Guarantor or the Company to be licensed, qualified or entitled to carry out business in Luxembourg.

(yy) This Agreement, the Indenture, the Notes, the Paying Agency Agreement and other documents or instruments to be furnished hereunder or thereunder are in proper form under the laws of Luxembourg for the enforcement thereof against the Parent Guarantor or the Company, as applicable, and to ensure the legality, validity, enforceability or accessibility into evidence in Luxembourg of each such document or instrument, it is not necessary that any such document or instrument to be furnished hereunder or thereunder be filed or recorded with any court or other authority in Luxembourg.

(zz) The indemnification and contribution provisions set forth in Section 8 hereof do not contravene Luxembourg law or public policy.

(aaa) Except as disclosed in each of the most recent Preliminary Prospectus and the Prospectus, (A)(x) To the Parent Guarantor’s knowledge, there has been no security breach or attack or other compromise of or relating to any of the Parent Guarantor’s, its subsidiaries, including the Company’s information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (“IT Systems and Data”) and (y) the Parent Guarantor, its subsidiaries, including the Company, have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach, attack or compromise to their IT Systems and Data, (B) the Parent Guarantor, its subsidiaries, including the Company, have complied, and are presently in compliance, with all applicable laws, statutes or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority and all industry guidelines, standards, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of each of clause (A) and (B) above, individually or in the aggregate, have a Material Adverse Effect and (C) the Parent Guarantor, its subsidiaries, including the Company, have implemented commercially reasonable backup and disaster recovery.

The representation and warranty given in subclause (ll) shall not be made to the Underwriters with respect to the Company that is organized in a Member State of the European Union if and to the extent that it would result in a violation of or conflict with council regulation (EC) No 2271/1996 (EU blocking regulation) or any applicable implementing legislation in any member state of the European Union or the United Kingdom.

2. Purchase of the Notes by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the respective principal amount of the Notes set forth opposite that Underwriter’s name in Schedule 1 hereto at a price equal to 99.439% of the principal amount of Notes thereof, plus, accrued interest, if any, from June 12, 2020 to the Delivery Date.

The Company shall not be obligated to deliver any of the Notes to be delivered on the Delivery Date, except upon payment for all such Notes to be purchased on the Delivery Date as provided herein.

3. Offering of Securities by the Underwriters. Upon authorization by the Representatives of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions to be set forth in the Prospectus.

4. Delivery of and Payment for the Securities. Delivery of and payment for the Securities shall be made on or about 9:00 A.M., London time, on the third full business day following the date of this Agreement or at such other date or time as shall be determined by agreement between the Representatives and the Company. This date and time are referred to as the “Delivery Date.” The Notes shall be represented in the form of a Global Security and held by the CSK located outside the United States for Clearstream and Euroclear) unless the Representatives shall otherwise instruct. Payment for the Securities shall be made by the Representatives on behalf of the Underwriters in immediately available funds to the Common Service Provider, for the account of the Company, against delivery of the Securities to the Common Service Provider for the respective accounts of the Underwriters, with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Securities shall be made available to the Representatives for inspection and packaging on the business day next preceding the Delivery Date.

5. Further Agreements of the Company and the Parent Guarantor and the Underwriters.

(a) The Company and the Parent Guarantor, jointly and severally, agree:

(i) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than Commission’s close of business on the second business day following the execution and delivery of this Agreement; if requested by the Representatives prior to the Applicable Time, to prepare a final term sheet, containing solely a description of the terms of the Securities and of the offering, in the form set forth on Schedule 2 hereto and file such term sheet pursuant to Rule 433(d) of the Rules and Regulations required thereby; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Parent Guarantor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal; and, in the event of the Company’s or the Parent Guarantor’s receipt of a notice objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, the Company and the Parent Guarantor will promptly take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (and references herein to the “Registration Statement” shall include any such amendment or new registration statement);

(ii) To pay the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations;

(iii) To furnish promptly to the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(iv) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required at any time after the date hereof in connection with the offering or sale of the Securities or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

(v) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company and the Parent Guarantor after consultation with the Representatives, be required by the Securities Act or the Commission;

(vi) During the period when the Prospectus is required to be delivered, prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing;

(vii) Not to make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives;

(viii) To file promptly all material required to be filed by the Company and the Parent Guarantor with the Commission pursuant to Rule 433(d) of the Rules and Regulations; to retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations;

and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(ix) As soon as practicable after the Effective Date and in any event not later than 16 months after the date hereof, to make generally available to the Parent Guarantor’s security holders and to deliver to the Representatives an earnings statement of the Parent Guarantor and its subsidiaries, including the Company, (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations;

(x) To furnish such information, execute such instruments and take such actions as may be required to qualify the Securities for offering and sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that neither the Parent Guarantor nor the Company shall be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject;

(xi) During the period commencing on the date hereof and ending on the business day following the Delivery Date, neither the Company nor the Parent Guarantor will, without the prior written consent of the Representatives, directly or indirectly, offer, sell, contract to sell or otherwise dispose of any euro denominated debt securities of the Company similar to the Securities;

(xii) To apply the net proceeds from the sale of the Securities as set forth in each of the most recent Preliminary Prospectus and the Prospectus.

(xiii) To authorize J.P. Morgan Securities plc in its role as stabilizing manager (the “Stabilizing Manager”) to make adequate public disclosure of the information required in relation to stabilization by Commission Delegated Regulation (EU) 2016/1052 of 8 March 2016. The Stabilizing Manager for its own account may, to the extent permitted by applicable laws and directives, over-allot and effect transactions with a view to supporting the market price of the Securities at a level higher than that which might otherwise prevail, but in doing so the Stabilizing Manager shall act as principal and not as agent of the Company or the Parent Guarantor and any loss resulting from over-allotment and stabilization shall be borne, and any profit arising therefrom shall be beneficially retained, by the Stabilizing Manager. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action. Nothing contained in this subparagraph (xiii) shall be construed so as to require the Company to issue in excess of €500,000,000 in aggregate principal amount of Notes. Such stabilization, if commenced, may be discontinued at any time and shall be conducted by the Stabilizing Manager in accordance with all applicable laws and directives; and

(xiv) To use commercially reasonable efforts to list the Notes on the Official List and have them admitted to trading on the Euro MTF Market operated by the Luxembourg Stock Exchange by the Closing Date.

(xivi) To use commercially reasonable best efforts to assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through Euroclear and Clearstream and to maintain such eligibility for so long as the Securities remain outstanding.

(b) Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company or the Parent Guarantor, and not superseded or corrected by a document subsequently filed by the Company or the Parent Guarantor, with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information. Each Underwriter also severally represents and agrees that such Underwriter has not used or referred to any free writing prospectus in connection with the offering of the Securities that includes any information other than Permitted Issuer Information if such free writing prospectus conflicts with information contained in (i) the Registration Statement, including any Preliminary Prospectus or the Prospectus and not superseded or modified or (ii) any document filed or furnished under the Exchange Act that is incorporated by reference into the Registration Statement and not superseded or modified.

(c) The Company and the Parent Guarantor, jointly and severally, further agree to indemnify and hold harmless the Underwriters against any documentary, stamp, registration, sales, transaction or similar issuance tax, including any interest and penalties, on the creation, issue and sale of the Securities, and on the execution, delivery, performance and enforcement of the Transaction Documents except where the creation, issue and sale of the Securities and/or the Transaction Documents are (i) voluntarily presented to the registration formalities or (ii) appended to a document that is subject to mandatory registration requirements. The Company and the Parent Guarantor agree with each of the Underwriters that all payments made to the Underwriters under the Transaction Documents shall be without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever imposed by any Taxing Jurisdiction, unless the Company or the Parent Guarantor, as the case may be, is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company or the Parent Guarantor, as the case may be, shall pay such additional amounts as may be necessary in order that the net amounts received by each Underwriter after such withholding or deduction will equal the amounts that would have been received if no withholding or deduction has been made, except to the extent that such taxes, duties or charges (i) were imposed due to some connection of an Underwriter with the Taxing Jurisdiction other than the mere entering into of this Agreement or receipt of payments hereunder, (ii) would not have been imposed but for the failure of such Underwriter to comply with any reasonable certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of the Underwriter if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such taxes, duties or other charges or (iii) were required by virtue of the Law of 23 December 2005.

6. Expenses. The Company and the Parent Guarantor, jointly and severally, agree, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Securities; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, the Indenture, the Statement of Eligibility and Qualification of the Trustee on Form T-1 filed with the Commission (the “Form T-1”) and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Securities; (e) all fees and expenses of the Company’s and the Parent Guarantor’s counsel, independent public or certified public accountants and other advisors, (f) all filing fees, attorneys’ fees and expenses incurred by the Company, the Parent Guarantor or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Underwriters (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda); provided, however, that such fees and expenses of counsel to the Underwriters shall not exceed $15,000, (g) any fees payable in connection with the rating of the Securities with the ratings agencies, (h) the fees, costs and charges of the Trustee and the London Paying Agent, including the fees and disbursements of counsel for the Trustee and the London Paying Agent; (i) the cost and expenses of the Company and the Parent Guarantor relating to investor presentations on any electronic or physical “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by or with the approval of the Company in connection with road show presentations and travel and lodging expenses of the officers and employees of the Company and the Parent Guarantor and any such consultants; (j) all fees and expenses related to listing the Notes on the Luxembourg Stock Exchange; and (k) all other costs and expenses incident to the performance of the obligations of the Company and the Parent Guarantor under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, pro rata in the same proportion as the principal amount of the Securities set forth opposite the name of each Underwriter in Schedule 1, including the costs and expenses of their counsel, any transfer taxes on the Securities which they may sell and the expenses of advertising any offering of the Securities made by the Underwriters (the “Pro Rata Expenses”). Notwithstanding anything contained in the International Capital Market Association Primary Market Handbook, each Underwriter hereby agrees that the Settlement Lead Manager may allocate the Pro Rata Expenses to the account of such Underwriter for settlement of accounts (including payment of such Underwriter’s fees by the Settlement Lead Manager) as soon as practicable but in any case no later than 90 days following the Closing Date.

7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on the Delivery Date, of the representations and warranties of the Company and the Parent Guarantor contained herein, to the performance by each of the Company and the Parent Guarantor of its obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); all filings (including, without limitation, the final term sheet prepared pursuant to Section 5(a)(i) hereof) required by Rule 433 shall have been made, and no such filings shall have been made without the consent of the Representatives; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement.

(b) No Underwriter shall have discovered and disclosed to the Company on or prior to the Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Securities, the Registration

Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Parent Guarantor shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Alston & Bird LLP shall have furnished to the Representatives its written opinion and its 10b-5 letter, as U.S. counsel to the Company and the Parent Guarantor, addressed to the Underwriters and dated the Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the forms attached hereto as Exhibits A-1 and A-2.

(e) Arendt & Medernach S.A. shall have furnished to the Representatives its written opinion, as Luxembourg counsel to the Company, addressed to the Underwriters and dated the Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the forms attached hereto as Exhibit A-3.

(f) The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion and 10b-5 letter, dated the Delivery Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Company and the Parent Guarantor shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g) At the time of execution of this Agreement, the Representatives shall have received from KPMG LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and are an independent registered public accounting firm with the Public Company Accounting Oversight Board, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information regarding the Parent Guarantor is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information regarding the Company and the Parent Guarantor and other matters ordinarily covered by accountants’ “comfort letters” to Underwriters in connection with registered public offerings.

(h) With respect to the letter of KPMG LLP referred to in Section 7(g) above, and delivered to the Representatives concurrently with the execution of this Agreement (the “initial KPMG letter”), the Parent Guarantor shall have furnished to the Representatives a letter (the “bring-down KPMG letter”) of such accountants, addressed to the Underwriters and dated the Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and are an independent registered public accounting firm with the Public Company Accounting Oversight Board, (ii) stating, as of the date of the bring-down KPMG letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information regarding the Parent Guarantor is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down KPMG letter), the conclusions and findings of such firm with respect to the financial information regarding the Parent Guarantor and other matters covered by the initial KPMG letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial KPMG letter.

(i) Each of the Company and the Parent Guarantor shall have furnished to the Representatives a certificate, dated the Delivery Date, of a director, in the case of the Company, and the Secretary and the Chief Financial Officer, in the case of the Parent Guarantor, stating that:

(i) The representations, warranties and agreements of the Company and the Parent Guarantor, as applicable, in Section 1 are true and correct on and as of the Delivery Date, and each of the Company and the Parent Guarantor, as applicable, has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Delivery Date;

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued; no proceedings or examination for that purpose have been instituted or, to the knowledge of such persons, threatened; and the Commission has not notified the Company or the Parent Guarantor, as applicable, of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and

(iii) They have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the Delivery Date, or (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(j) The Underwriters shall have received an executed copy of the Paying Agency Agreement and the ICSD Agreement.

(k) Application shall have been made to list and admit the Notes on the Euro MTF Market of the Luxembourg Stock Exchange and, in connection therewith, the Company shall have caused to be prepared and submitted to the Luxembourg Stock Exchange a listing application with respect to the Notes.

(l) The Securities shall be eligible for clearance and settlement through Clearstream and Euroclear.

(m) Except as described in each of the most recent Preliminary Prospectus and the Prospectus, (i) neither the Parent Guarantor, nor any of its subsidiaries, including the Company, shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Parent Guarantor or any of its subsidiaries, including the Company, or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Parent Guarantor and its subsidiaries, including the Company, taken as a whole, the effect of which, in any such case described in clauses (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

(n) Since the date hereof, there shall not have occurred any downgrading with respect to any debt securities of the Parent Guarantor or any of its subsidiaries, including the Company, by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act or any public announcement that any such organization has under surveillance or review its rating of any debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating).

(o) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the Euro MTF Market operated by the Luxembourg Stock Exchange or in the over-the-counter market, or trading in any securities of the Company or the Parent Guarantor on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or New York state or European Union authorities, (iii) a member state of the European Union or the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving a member state of the European Union or the United States or there shall have been a declaration of a national emergency or war by a member state of the European Union or the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the European Union or United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Securities being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8. Indemnification and Contribution.

(a) The Company and the Parent Guarantor, jointly and severally, shall indemnify and hold harmless each Underwriter, its directors, officers, employees and affiliates and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities), to which that Underwriter, director, officer, employee, affiliate or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any Underwriter or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any material fact required to be stated therein or necessary to make the statements therein not misleading and shall reimburse each Underwriter and each such director, officer, employee, affiliate or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee, affiliate or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Company nor the Parent Guarantor shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability that the Company or the Parent Guarantor may otherwise have to any Underwriter or to any director, officer, employee, affiliate or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, the Parent Guarantor, their respective directors, officers and employees, and each person, if any, who controls the Company or the Parent Guarantor within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Parent Guarantor, or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or the Parent Guarantor or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective directors, officers, employees, affiliates and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company, or the Parent Guarantor, as applicable, under this Section 8 if (i) the Company, or the Parent Guarantor, as applicable, and the Underwriters shall have so mutually agreed; (ii) the Company, or the Parent Guarantor, as applicable, has failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriters; (iii) the Underwriters and their respective directors, officers, employees, affiliates and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the Company, or the Parent Guarantor, as applicable; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriters or their respective directors, officers, employees, affiliates or controlling persons, on the one hand, and the Company, or the Parent Guarantor, as applicable, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Company, or the Parent Guarantor, as applicable. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Parent Guarantor, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Parent Guarantor, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Parent Guarantor, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the

Securities purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, or the Parent Guarantor, on the one hand, or the Underwriters, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Parent Guarantor, and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Securities underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and the Company and the Parent Guarantor acknowledge and agree that the statements regarding delivery of the Securities by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the two paragraphs relating to stabilization, syndicate covering transactions, penalty bids and over-allotments by the Underwriters appearing under the caption “Underwriting” in the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto.

9. Defaulting Underwriters. If, on the Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Securities that the defaulting Underwriter agreed but failed to purchase on the Delivery Date in the respective proportions which the principal amount of the Securities set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total principal amount of the Securities set forth opposite the names of all the remaining non-

defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Securities on the Delivery Date if the total principal amount of the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total principal amount of the Securities to be purchased on the Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the principal amount of the Securities that it agreed to purchase on the Delivery Date pursuant to the terms of Section 4. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Securities to be purchased on the Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase on the Delivery Date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company, or the Parent Guarantor, except that the Company and the Parent Guarantor will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company and the Parent Guarantor for damages caused by its default. If other Underwriters are obligated or agree to purchase the Securities of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 7(m), 7(n) and 7(o) shall have occurred or if the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement.

11. Reimbursement of Underwriters’ Expenses. If (a) the Company and the Parent Guarantor shall fail to tender the Securities for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company or the Parent Guarantor to perform any agreement on its part to be performed, or because any other condition to the Underwriters’ obligations hereunder required to be fulfilled by the Company or the Parent Guarantor is not fulfilled for any reason or (b) the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement, the Company and the Parent Guarantor will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company or the Parent Guarantor shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, neither the Company nor the Parent Guarantor shall be obligated to reimburse any defaulting Underwriter on account of those expenses.

12. BRRD.

(a) The Company and the Parent Guarantor acknowledge, accept, and agree that liabilities arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority and acknowledges, accepts, and agrees to be bound by:

(i) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of an Underwriter to the Company or the Parent Guarantor under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(A) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(B) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of such Underwriter or another person (and the issue to or conferral on the Company or the Parent Guarantor, as applicable, of such shares, securities or obligations);

(C) the cancellation of the BRRD Liability; and

(D) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(b) The Company and the Parent Guarantor acknowledge and accept that this provision is exhaustive on the matters described herein to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Underwriter and the Company or the Parent Guarantor, relating to the subject matter of this Agreement.

(c) As used in this Agreement:

(i) “Bail-in Legislation” means in relation to the United Kingdom and a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

(ii) “Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation.

(iii) “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

(iv) “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

(v) “BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation.

(vi) “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the respective Underwriter.

13. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 13:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) A “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) A “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) A “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

14. MIFID II Product Governance. Solely for the purposes of the requirements of Article 9(8) of the MIFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:

(a) each of the Representatives acknowledge that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Notes and the related information set out in the Pricing Disclosure Package in connection with the Notes; and

(b) the Company, the Guarantor and the Underwriters note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Notes by the Representatives and the related information set out in the Pricing Disclosure Package in connection with the Notes.

15. Research Analyst Independence. Each of the Company and the Parent Guarantor acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Parent Guarantor and/or the offering that differ from the views of their respective investment banking divisions. Each of the Company and the Parent Guarantor hereby waives and releases, to the fullest extent permitted by law, any claims that the Company or the Parent Guarantor may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Parent Guarantor by such Underwriters’ investment banking divisions. Each of the Company and the Parent Guarantor acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

16. No Fiduciary Duty. Each of the Company and the Parent Guarantor acknowledges and agrees that in connection with this offering, sale of the Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company, the Parent Guarantor and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company or the Parent Guarantor, including, without limitation, with respect to the determination of the public offering price of the Securities, and such relationship between the Company and the Parent Guarantor, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company or the Parent Guarantor shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company and the Parent Guarantor. The Company and the Parent Guarantor hereby waive any claims that each of them may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

17. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to BNP Paribas, 10 Harewood Avenue, London NW1 6AA, United Kingdom, Fax: +44 (0) 20 7595 2555, Phone: +44 (0) 20 7595 8222; J.P. Morgan Securities plc, 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom, Email: Head of EMEA DCMG@jpmorgan.com, Attention: Head of Debt Syndicate and Head of EMEA Capital Markets Group, Phone: +44 207-134-2486; and Merrill Lynch International, 2 King Edward Street, London EC1A 1HQ, United Kingdom, Email: dcm_london@bofa.com, Tel: +44 (0)20 7995 3966, Facsimile: +44 207 995 0048, Attention: Syndicate Desk; if to the Company or the Parent Guarantor, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Facsimile: (706) 624-2483, Attention: R. David Patton.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Parent Guarantor shall be entitled to act and rely upon any request, consent, notice or agreement given or made by BNP Paribas, J.P. Morgan Securities plc and Merrill Lynch International on behalf of the Underwriters.

18. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Parent Guarantor and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Parent Guarantor contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees and affiliates of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company and the Parent Guarantor, the officers of the Company and the Parent Guarantor who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 18, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

19. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Parent Guarantor and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

20. Definition of the Terms “Business Day” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The City of New York or The City of London are generally authorized or obligated by law or executive order to be closed and is a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, operates and (b) “subsidiary” has the meaning set forth in Rule 405.

21. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

22. Submission to Jurisdiction. The Company and the Parent Guarantor hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Parent Guarantor waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company and the Parent Guarantor agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and the Parent Guarantor, as applicable, and may be enforced in any court to the jurisdiction of which Company and the Parent Guarantor, as applicable, is subject by a suit upon such judgment. The Company and the Parent Guarantor each irrevocably appoint The Corporation Service Company, located in Albany, New York, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company or the Parent Guarantor, as the case may be, by the person serving the same to the address provided in this Section 22, shall be deemed in every respect effective service of process upon the Company and the Parent Guarantor in any such suit or proceeding. The Company and the Parent Guarantor hereby represent and warrant that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company and the Parent Guarantor further agree to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

23. Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated herein.

24. Judgment Currency. The Company and the Parent Guarantor, jointly and severally, agree to indemnify each Underwriter against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Underwriter is able to purchase United States dollars on the business day following actual receipt by such Underwriter of any sum adjudged or ordered to be so due in the Judgment Currency with the amount of the Judgment Currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Parent Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with purchase or, or conversion into, the relevant currency.

25. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

26. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

27. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies its clients, including the Company and the Parent Guarantor, which information may include the name and address of its clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

28. Agreement Among Underwriters. The execution of this Agreement by each Underwriter constitutes the acceptance of each Underwriter of the ICMA Agreement Among Managers New York Law Version 1 (the “Agreement Among Managers”), subject to any amendment notified to the Underwriters in writing at any time prior to the execution of this Agreement. For purposes of the Agreement Among Managers, “Managers” means the Underwriters, “Lead Manager” means, the Representatives, “Settlement Lead Manager” means J.P. Morgan Securities plc, “Stabilizing Manager” means J.P. Morgan Securities plc and “Subscription Agreement” means this Agreement. Clause 3 of the Agreement Among Managers shall be deleted in its entirety and replaced with Section 9 of this Agreement.

If the foregoing correctly sets forth the agreement between the Company, the Parent Guarantor and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

MOHAWK CAPITAL FINANCE S.A.

By:	/s/ Michael Kiefer
Name: Michael Kiefer
Title: Class A Director

MOHAWK CAPITAL FINANCE S.A.

By:	/s/ John Kleynhans
Name: John Kleynhans
Title: Class B Director

MOHAWK INDUSTRIES, INC.

By:	/s/ Shailesh Bettadapur
Name: Shailesh Bettadapur
Title: Vice President and Treasurer

Accepted:

BNP PARIBAS

By:	/s/ Hugh Pryse Davies
Name: Hugh Pryse Davies
Title: Authorised Signatory

By:	/s/ Benedict Foster
Name: Benedict Foster
Title: Authorised Signatory

J.P. MORGAN SECURITIES PLC

By:	/s/ Rishik Arya
Name: Rishik Arya
Title: Vice President

MERRILL LYNCH INTERNATIONAL

By:	/s/ Angus Reynolds
Name: Angus Reynolds
Title: Authorised Signatory

MIZUHO INTERNATIONAL PLC

By:	/s/ Guy Reid
Name: Guy Reid
Title: Managing Director

PNC CAPITAL MARKETS LLC

By:	/s/ Valerie Shadeck
Name: Valerie Shadeck
Title: Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

UNICREDIT BANK AG

By:	/s/ Matthias Preißer
Name: Matthias Preißer
Title:

By:	/s/ Marco Baroni
Name: Marco Baroni
Title: Associate Director

BARCLAYS BANK PLC

By:	/s/ Annie Carpenter
Name: Annie Carpenter
Title: Director

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Charles P. Carpenter
Name: Charles P. Carpenter
Title: Senior Vice President

SUNTRUST ROBINSON HUMPHREY, INC.

By:	/s/ Robert Nordlinger
Name: Robert Nordlinger
Title: Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Sam Chaffin
Name: Sam Chaffin
Title: Vice President

KBC BANK NV

By:	/s/ Christophe Heerinckx
Name: Christophe Heerinckx
Title: Head Loan and Debt Origination

By:	/s/ Jerome Ferri
Name: Jerome Ferri
Title: Authorised Signatory

SCHEDULE 1

Underwriters	Aggregate Principal Amount of the Securities to be Purchased

BNP Paribas	€85,000,000

J.P. Morgan Securities plc	85,000,000

Merrill Lynch International	85,000,000

Mizuho International plc	46,500,000

PNC Capital Markets LLC	46,500,000

Wells Fargo Securities, LLC	46,500,000

UniCredit Bank AG	30,500,000

Barclays Bank PLC	17,500,000

U.S. Bancorp Investments, Inc.	20,000,000

SunTrust Robinson Humphrey, Inc.	17,500,000

Goldman Sachs & Co. LLC	10,000,000

KBC Bank NV	10,000,000

Total	€500,000,000

SCHEDULE 2

Term Sheet Attached

Schedule 2 - 1

Filed pursuant to Rule 433

Registration Statement No. 333-238010

June 9, 2020

Pricing Term Sheet

Mohawk Capital Finance S.A.

€500,000,000 1.750% Senior Notes due 2027

Issuer	Mohawk Capital Finance S.A.

Guarantor	Mohawk Industries, Inc.

Status	Senior, unsecured

Issue of Notes	1.750% Senior Notes due 2027

Principal Amount	€500,000,000

Offering Format	SEC Registered

Denominations	€100,000 and integral multiples of €100,000 in excess thereof

Trade Date	June 9, 2020

Issue Date**	June 12, 2020 (T+3)

Maturity Date	June 12, 2027

Interest Payment Dates	Annually on June 12 of each year, commencing June 12, 2021

Interest Rate	1.750% per annum

Public Offering Price	99.889%

Yield to Maturity	1.767%

Benchmark Bund	DBR 0.25% due February 15, 2027

Spread to Benchmark Bund	+227.7 bps

Schedule 2 - 1

Benchmark Bund Price	105.180%

Mid-Swap Yield:	-0.183%

Spread to Mid-Swap Yield:	+195 bps

Make-whole Call	Bund +35 bps (at any time prior to April 12, 2027)

Par Call	At any time on or after April 12, 2027

ISIN / Common Code	XS2177443343 / 217744334

Day Count Convention	Actual / Actual (ICMA)

Listing	Application has been made to list the notes on the Euro MTF Market of the Luxembourg Stock Exchange

Target Market	Manufacturer target market (MiFID II product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document (KID) has been prepared as not available to retail in EEA or the United Kingdom

New Safekeeping Structure	Yes, and the notes are intended to be held in a manner that would allow eligibility as collateral for Eurosystem intra-day credit and monetary policy operations

Joint Book-Running Managers	BNP Paribas J.P. Morgan Securities plc Merrill Lynch International Mizuho International plc PNC Capital Markets LLC Wells Fargo Securities, LLC UniCredit Bank AG Barclays Bank PLC

Co-Managers	U.S. Bancorp Investments, Inc. SunTrust Robinson Humphrey, Inc. Goldman Sachs & Co. LLC KBC Bank NV

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each of Moody’s, Fitch and S&P is established in the European Union and is registered under Regulation (EC) no 1060/2009 (the “CRA Regulation”). As such, each of the rating agencies is included in the list of credit rating agencies published by the European Securities and Markets Authority on its website in accordance with the CRA Regulation as of the date of this pricing term sheet.

Schedule 2 - 2

** We expect that delivery of the notes will be made against payment therefor on or about the closing date which will be on or about the third business day following the date of pricing of the notes (this settlement cycle being referred to as “T+3”). Under Rule 15c6-l of the Exchange Act, trades in the secondary market are generally required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to two business days before the date of delivery will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, BNP Paribas, J.P. Morgan Securities plc and Merrill Lynch International can arrange to send you the prospectus if you request it by calling BNP Paribas toll-free at 1-800-854-5674, J.P. Morgan Securities plc toll-free at +44-207-134-2468 or Merrill Lynch International toll free at 1-800-294-1322.

This pricing term sheet supplements the preliminary prospectus supplement issued by Mohawk Capital Finance S.A. dated June 9, 2020.

Schedule 2 - 3

SCHEDULE 3

Issuer Free Writing Prospectus

1.	Pricing Term Sheet, dated June 9, 2020, relating to the Securities, as filed pursuant to Rule 433 under the Securities Act, a form of which is set forth on Schedule 2 hereto.

Schedule 3 - 1

EXHIBIT A-1

Form of Opinion of Issuer’s Counsel

1. The Parent Guarantor is a corporation validly existing and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus Supplement and the Pricing Disclosure Package.

2. The Parent Guarantor is in good standing as a foreign corporation in the State of Georgia.

3. The Underwriting Agreement has been duly authorized, executed and delivered by the Parent Guarantor.

4. The Guarantee has been duly authorized by the Parent Guarantor for issuance and sale pursuant to the Underwriting Agreement and the Indenture and has been duly executed by the Parent Guarantor, and assuming due authorization, execution, issuance and delivery of the Notes by the Company under the laws of Luxembourg and due authentication of the Notes by the Trustee, the Notes and the Guarantee constitute valid and legally binding obligations of the Company and the Parent Guarantor, respectively, enforceable in accordance with their terms and entitled to the benefits of the Indenture.

5. The Indenture has been duly authorized, executed and delivered by the Parent Guarantor and, assuming due authorization, execution and delivery thereof by the Company under the laws of Luxembourg, constitutes a valid and legally binding obligation of the Company and the Parent Guarantor enforceable against the Company and the Parent Guarantor in accordance with its terms, and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder.

6. The Paying Agency Agreement has been duly authorized, executed and delivered by the Parent Guarantor and, assuming due authorization, execution and delivery thereof by the Company under the laws of Luxembourg, constitutes a valid and legally binding obligation of the Company and the Parent Guarantor enforceable against the Company and the Parent Guarantor in accordance with its terms.

7. The issue and sale of the Securities by the Parent Guarantor and the compliance by the Parent Guarantor with all of the provisions of the Securities, the Underwriting Agreement, the Indenture and the Paying Agency Agreement and the consummation by the Parent Guarantor of the transactions contemplated by the Underwriting Agreement did not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument set forth on Schedule A hereto, nor did or will such actions result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, or Restated Bylaws, as amended, of the Parent Guarantor, nor did or will such actions by the Company or the Parent Guarantor result in any violation of any provision of Applicable Law.

Exhibit A-1-1

8. No consent, approval, waiver, license or authorization, or other action by, or filing with any United States federal, Georgia state, New York state or Delaware state court or governmental agency or body is required in connection with the execution and delivery by the Company and the Parent Guarantor of, and performance of each of the Company’s and Parent Guarantor’s obligations under, the Transaction Documents, except for those already obtained and completed and those that may be required under state securities or “blue sky” laws in connection with the purchase and distribution of the Securities by you as underwriters and the approval of the Luxembourg Stock Exchange in connection with the listing of the Notes on such exchange.

9. The statements set forth in the Pricing Disclosure Package and the Prospectus Supplement under the captions “Description of Notes” and “Description of Debt Securities,” insofar as they purport to constitute a summary of the terms of the Securities, and under the caption “Material United States Federal Income Tax Considerations,” insofar as they purport to describe the provisions of the laws referred to therein, fairly and accurately summarize in all material respects the matters referred to therein.

10. Each of the Company and the Parent Guarantor is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

11. The Registration Statement became effective under the Securities Act as of the date it was filed with the Commission, and to our knowledge, based solely upon our review of the Commission’s website, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

12. The Registration Statement, on the date it became effective and on the date hereof, and the Prospectus Supplement, when filed with the Commission pursuant to Rule 424(b) and on the date hereof, complied as to form, in all material respects, with the requirements of the Securities Act and the rules and regulations of the Commission thereunder, except that in each case we express no opinion with respect to the financial statements, schedules and other financial data contained or incorporated by reference in or omitted from the Registration Statement or the Prospectus Supplement or with respect to the Statements of Eligibility on Form T-1.

13. To our knowledge, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of the Parent Guarantor or any of its subsidiaries, including the Company.

14. To our knowledge and other than as set forth in the Prospectus Supplement and the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which the Parent Guarantor or any of its subsidiaries, including the Company, is a party or of which any property of the Parent Guarantor or any of its subsidiaries, including the Company, is the subject which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and to our knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

Exhibit A-1-2

EXHIBIT A-2

Form of 10b-5 Letter of Issuer’s Counsel

Subject to the foregoing and based upon our review of the documents described above and our participation in the conferences and conversations described above, as well as our understanding of the United States federal securities laws and the experience we have gained in our practice thereunder, we advise you that no information has come to our attention that causes us to believe that:

1. the Registration Statement, on the date of the Underwriting Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

2. the Pricing Disclosure Package, as of [•] [p.m.], London time, on [•], 2020, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

3. the Prospectus Supplement as of its date or as of the date and time of delivery hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

provided, however, that we do not express any belief herein with respect to the financial statements, notes and schedules and other financial information included or incorporated by reference therein or excluded therefrom, assessments of or reports on the effectiveness of internal control over financial reporting or auditors’ reports on internal controls.

Exhibit A-2-1

EXHIBIT A-3

Form of Opinion of Company’s Luxembourg Counsel

On the basis of the assumptions set out above and subject to the qualifications set out below and to any factual matters, documents or events not disclosed to us, we are of the opinion that:

1.1.	The Company is a société anonyme incorporated before a Luxembourg notary for an unlimited duration and existing under Luxembourg Law.

1.2.

The Company has the necessary corporate power under the Articles of Association and the Resolutions to enter into the Opinion Documents, to issue the Notes and has taken all required steps under Luxembourg Law to authorise the entering into the Opinion Documents.

1.3.	All corporate actions have been taken by the Company to authorize and approve the entering into the Opinion Documents and the issue of the Notes.

1.4.	The Opinion Documents have been duly executed on behalf of the Company in accordance with Luxembourg Law, the Articles of Association and the Resolutions.

1.5.	The Luxembourg tax considerations included in the Prospectus Supplement on pages S-31 to S-35 are a fair summary of the Luxembourg tax consequences applicable with respect to the Notes.

1.6.	No consent, approval, authorisation, or order of any Luxembourg governmental or public body or authority is required in connection with the entry into the Opinion Documents or the issue of the Notes.

1.7.

In any proceedings instituted in Luxembourg for the enforcement of any provisions of the Opinion Documents which are stipulated to be governed by the law of the State of New York, the choice of the law of the State of New York as the governing law thereof will be recognised by the courts of Luxembourg subject to and in accordance with the provisions of the Rome I Regulation.

Exhibit A-3-1

1.8.

The submission by the Company in the Opinion Documents to the jurisdiction, (i) with respect to the Original Indenture, of the Supreme Court of the State of New York sitting in the Borough of Manhattan, New York County and of the United States District Court of the Southern District of New York sitting in the Borough of Manhattan, (ii) with respect to the Underwriting Agreement, of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York, (iii) with respect to the Paying Agency Agreement, of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, and (iv) with respect to the ICSD Agreement, of [***], will be recognised by the courts of Luxembourg.

1.9.

In any proceedings taken in Luxembourg, the Company shall not be entitled to claim for itself or any of its assets immunity from suit, execution or attachment in respect of its obligations under the Opinion Documents.

Exhibit A-3-2